Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Jamie Fulmer- (864) 342-5633
jfulmer@advanceamerica.net

Advance America Names Patrick O’Shaughnessy to Succeed Ken Compton as President and Chief Executive Officer

Compton Will Continue Serving as Company Director

SPARTANBURG, S.C., February 28, 2011 — Advance America, Cash Advance Centers, Inc. (NYSE: AEA) announced today that its President and Chief Executive Officer, Kenneth E. Compton, retired on February 28 after leading the Company for more than five years. Mr. Compton will continue to serve as a member of the Company’s Board of Directors.

The Company’s Board of Directors has unanimously elected J. Patrick O’Shaughnessy, the Company’s current Executive Vice President and Chief Financial Officer, to succeed Mr. Compton as President and Chief Executive Officer. Mr. O’Shaughnessy will assume his new role today.

“After careful consideration and discussions with my family — and after a business career approaching 38 years — I have decided that it is time to step away,” Mr. Compton said. “It has been a unique experience to be part of such a great organization. I am proud of what Advance America has accomplished during my tenure and I appreciate the wonderful support I have received from the Board and all of the Company’s outstanding employees. Their hard work and dedication serves as a strong foundation for Advance America.”

The Company’s Chairman, William M. Webster, IV, commenting on today’s announcement, said: “During his tenure, Ken has helped steer Advance America to its position as one of the nation’s leading providers of consumer financial services, and has left an indelible mark on our business, employees and the industry. The Company is deeply grateful for his leadership during a challenging economic and policy environment and we are pleased that he will continue to serve on our Board to help ensure a smooth transition.”

He added: “The Board is confident that Patrick’s management experience, in-depth knowledge of the industry and vision for the business will enable him — along with our extremely talented executive team — to execute the Company’s long-term strategy and to manage operational efficiencies across our national footprint.”

Mr. O’Shaughnessy has served as a member of the Company’s Board of Directors and as its Executive Vice President and Chief Financial Officer since August 2007.  He had previously held positions within the investment banking industry, with senior posts at Thomas Weisel Partners, Donaldson, Lufkin & Jenrette and Credit Suisse. Mr. O’Shaughnessy is a graduate of the University of Notre Dame, and received an MBA from the University of Chicago Graduate School of Business. He will remain a director of the Company.

“It has been a privilege to work closely with Ken for nearly four years,” Mr. O’Shaughnessy said. “He showed a deep commitment to our shareholders, employees and customers. I look forward to working with our terrific executive team to continue operating our business efficiently and delivering value to our shareholders. Advance America will remain committed to our core service: providing simple, reliable and transparent financial services for American workers and their families.”

About Advance America Cash Advance

Founded in 1997, Advance America, Cash Advance Centers, Inc. (NYSE: AEA) is the country’s leading provider of non-bank cash advance services, with approximately 2,352 centers and 62 limited licensees in 30 states, the United Kingdom, and Canada. The Company offers convenient, less-costly credit options to consumers whose needs are not met by traditional financial institutions. The Company is a founding member of the Community Financial Services Association of America (CFSA), whose mission is to promote laws that provide substantive consumer protections and to encourage responsible industry practices. Please visit www.advanceamerica.net for more information.

# # #

Forward-Looking Statements and Information:

Certain statements contained in this release may constitute “forward-looking statements” within the meaning of federal securities laws.  All statements in this release other than those relating to our historical information or current condition are forward-looking statements.  For example, any statements regarding our future financial performance (including, but not limited to, the Company’s ability to execute its long-term strategy and to manage operational efficiencies across its national footprint), our business strategy, and expected developments in our industry are forward-looking statements.  Although we believe that the current views and expectations reflected in these forward-looking statements are reasonable, those views and expectations and the related statements are inherently subject to risks, uncertainties, and other factors, many of which are not under our control and may not even be predictable.  Therefore, actual results could differ materially from our expectations as of today and any future results, performance, or achievements expressed directly or impliedly by the forward-looking statements.  For a more detailed discussion of some of the factors that may cause our actual results to differ from our current expectations, please refer to the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, copies of which are available from the Securities and Exchange Commission, upon request from us, or by going to our website: www.advanceamerica.net